Perrigo Reports Record Quarterly Revenue and Earnings

- Fiscal second quarter revenue from continuing operations increased $121 million, or 17%, to a record $838 million

- Fiscal second quarter adjusted income from continuing operations increased 14% to a record $112 million, or $1.20 per diluted share

- Fiscal second quarter GAAP income from continuing operations increased 11% to a record $100 million, or $1.06 per diluted share

- Raised the lower end of the Company's full-year adjusted earnings from continuing operations guidance by $0.05 to a range of $4.70-$4.80 per diluted share despite higher full-year effective tax rate

ALLEGAN, Mich., Feb. 7, 2012 /PRNewswire/ -- Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its second quarter and six months ended December 31, 2011.

Perrigo's Chairman and CEO Joseph C. Papa commented, "We are very pleased with our performance this quarter. We delivered all-time record quarterly revenue, earnings and second fiscal quarter operating cash flow. Our recent Paddock Labs acquisition is performing ahead of our expectations, and our Consumer Healthcare, API and legacy Rx operations all contributed to the year over year growth. New products contributed $55 million of sales in the period, and we expect this strong momentum to continue into the second half of fiscal 2012. Adjusted operating margin for the second quarter increased 120 basis points to 21.4%. Our Consumer Healthcare segment performed well and is on track to meet our expectations for the full year."

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information.

The Company's reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Statements of Cash Flows. Note that fiscal second quarter 2012 includes an extra week of activity.

Perrigo Company (from continuing operations, in thousands, except per share amounts) (see the attached Table I for reconciliation to GAAP numbers)
	Second Quarter		Six Months
	2012	2011	2012	2011
Net Sales	$838,170	$717,515	$1,563,465	$1,358,837
Reported Income	$99,739	$89,779	$170,197	$163,457
Adjusted Income	$112,431	$98,382	$215,750	$179,732
Reported Diluted EPS	$1.06	$0.96	$1.81	$1.75
Adjusted Diluted EPS	$1.20	$1.05	$2.30	$1.93
Diluted Shares	94,043	93,363	93,983	93,280

Second Quarter Results

Net sales for the second quarter of fiscal 2012 were $838 million, an increase of 17% over fiscal 2011. The increase was driven primarily by $69 million attributable to the Paddock Laboratories acquisition and new product sales of $55 million. Reported income from continuing operations was $100 million, or $1.06 per share, an increase of $10 million, up from $0.96 per share a year ago. Excluding charges as outlined in Table I at the end of this release, second quarter fiscal 2012 adjusted income from continuing operations was $112 million, or $1.20 per share, up 14% over 2011.

Six Months Results

Net sales for the first half of fiscal 2012 were $1,563 million, an increase of 15% over fiscal 2011. The increase was driven primarily by $107 million of net sales attributable to the Paddock Laboratories acquisition and consolidated new product sales of approximately $96 million. Reported gross profit was $522 million, an increase of 13% over fiscal 2011, while adjusted gross profit grew 21% to $578 million over the same period. Reported operating margin decreased 120 basis points to 16.8%, while the adjusted operating margin increased 160 basis points to 21.3%.

Consumer Healthcare

Consumer Healthcare segment net sales for the second quarter were $471 million compared with $430 million for the second quarter last year, an increase of 10%. The increase resulted from new product sales of $26 million, primarily Fexofenadine and the diabetes care category, along with an increase in sales of existing products of $20 million, across many product categories. These increases were offset by a decline of $4 million in sales of certain products within the analgesics category driven by fiscal 2011's increased sales due to a key competitor being absent from the market. Net sales were also negatively impacted by approximately $2 million of unfavorable changes in foreign currency exchange rates. Reported operating income was $77 million, compared with $75 million a year ago. The reported gross margin decreased 100 basis points, while the adjusted gross margin decreased 90 basis points due to increased competitive pressures on a key gastrointestinal product.

For the first six months of fiscal 2012, Consumer Healthcare net sales increased $57 million, or 7%, compared to fiscal 2011. The increase was due to new product sales of $41 million, primarily in the cough/cold and diabetes care categories, along with an increase in sales of existing products of approximately $24 million in the cough/cold and smoking cessation categories. These increases were partially offset by a decline of $10 million in sales of existing products within the gastrointestinal category driven by competitive pressures on a key product.

On November 28, 2011, the Company announced that it received final approval from the U.S. Food and Drug Administration (FDA) for its Abbreviated New Drug Application (ANDA) for Guaifenesin Extended-Release Tablets, 600 mg.

On December 27, 2011, the Company announced that it received final approval from the FDA for its ANDA for Desloratadine tablets (5 mg).

On January 9, 2012, the Company announced that it signed a definitive agreement to acquire substantially all of the assets of CanAm Care, a privately-held, Alpharetta, Georgia-based distributor of diabetes care products for approximately $36 million in cash.

Nutritionals

Nutritionals segment net sales for the second quarter were $128 million, compared with $133 million in fiscal 2011, a decrease of $5 million. The decrease was due to a decline in existing product sales of $26 million in the infant formula and Vitamins, Minerals and Supplements (VMS) categories. The decrease in the infant formula category was due primarily to the absence of increased demand of $12 million in net sales that the Company experienced last year as a result of a competitor's product recall. The decrease in existing products of infant formula was also due to a decline in U.S. birth rates year-over-year, while the decrease in the VMS category was driven by increased competition. These decreases were partially offset by new product sales of $21 million primarily in the infant formula category. Reported operating margin decreased 1000 basis points to 5.1%, and adjusted operating margin decreased 920 basis points to 10.2% due to under absorption of fixed production costs relative to lower volume output year-over-year, increased costs of raw materials for infant formula and product mix.

For the first six months of fiscal 2012, net sales decreased $8 million or 3% to $248 million, compared to fiscal 2011 due to a decline in existing product sales of $45 million partially offset by new product sales of $37 million, primarily in the infant formula category.

On October 19, 2011, the Company announced it entered into a supply agreement with Founder Pharma Co., Ltd. to supply infant formula manufactured in its U.S. facilities for sale and distribution by Founder Pharma in China.

On November 8, 2011, the Company announced it entered into Cooperation and License agreements with Brilite Nutritionals (Shanghai) Co., Ltd. to supply its Bright Beginnings™ infant formula brand for sale and distribution in China.

On November 15, 2011, the Company announced it received FDA clearance to market and distribute the store brand Comfort Care™ Infant Formula, a comparable version of Gerber® GOOD START® Gentle Infant Formula.

Rx Pharmaceuticals

The Rx Pharmaceuticals segment second quarter net sales increased 82% or $80 million compared to fiscal 2011 due to net sales of $69 million from the Paddock Laboratories acquisition, legacy new product sales of $5 million, market share gains and favorable pricing on select products. Reported operating income was $72 million, an increase of $39 million from last year, while adjusted operating income increased $45 million. The reported operating margin increased 690 basis points while the adjusted operating margin increased 880 basis points.

Year-to-date net sales for fiscal 2012 increased 83% or $138 million compared to fiscal 2011 due to net sales of $107 million from the Paddock Laboratories acquisition, legacy new product sales of $10 million, market share gains and favorable pricing on select products.

On October 6, 2011, the Company announced it received tentative approval from the FDA for its ANDA for Clobetasol Propionate Emulsion Foam, 0.05%.

On October 18, 2011, the Company announced it filed with the FDA an ANDA for olopatadine hydrochloride nasal spray and that it has notified Alcon Laboratories, the owner of the New Drug Application (NDA). The filing involved contributions from the Company's partner, Impax Laboratories, Inc.

On November 1, 2011, the Company announced that its partner, PharmaForce/Luitpold Pharmaceuticals, received final approval for Epinastine HCl ophthalmic solution, 0.05%, a generic version of Elestat®.

On November 2, 2011, the Company announced it filed with the FDA a NDA for testosterone gel 1.0% and that it notified Abbott Products Inc., the owner of the Reference Listed Drug of its filing.

On November 7, 2011, the Company and its partner Synthon Pharmaceuticals, Inc. announced that the Company began shipping Levocetirizine Solution, 2.5 mg/5ml, a generic version of UCB's Xyzal® Oral Solution.

API

The API segment reported second quarter net sales of $43 million compared with $40 million a year ago, an increase of 6%. The increase was due to $1 million in higher sales of existing products and $1 million in new product sales. Reported gross profit increased 16% or $3 million compared to fiscal 2011, while the reported gross margin increased 430 basis points to 47.8%. Reported operating margin increased 340 basis points to 28.3% and adjusted operating margin increased 330 basis points to 29.5%.

For the first six months of fiscal 2012, net sales increased 16% or $13 million to $90 million, compared to fiscal 2011 due to an increase in sales of existing products of approximately $7 million, new product sales of $4 million and favorable changes in foreign currency exchange rates of $2 million. Reported operating margin increased 330 basis points to 29.5% and adjusted operating margin increased 310 basis points to 30.6%.

Other

Second quarter net sales from continuing operations for the Other category, consisting of the Israel Pharmaceutical and Diagnostic Products operating segment, increased 16% or $3 million compared to fiscal 2011 due to higher sales of existing products of $2 million, along with a $1 million increase in new product sales.

Year-to-date net sales for fiscal 2012 increased 16% or $5 million compared to fiscal 2011 driven by new product sales of approximately $3 million, an increase in existing product sales of approximately $2 million and an increase of $1 million due to favorable changes in foreign currency exchange rates.

Outlook

Chairman and CEO Joseph C. Papa concluded, "The strength across our businesses continued this quarter, driving record results. As we look forward to the second half of fiscal 2012, we expect this strength to continue. Our teams are executing on their plans, which are the foundation for sustaining our growth. New product launches including the generic versions of Mucinex®, Prevacid®, Delsym®, and Allegra® D12 are expected in the second half of our fiscal year. Our Rx Pharmaceuticals segment continues to outperform our expectations. Furthermore, we are raising the lower end of the Company's full-year adjusted earnings from continuing operations guidance by $0.05 to a range of $4.70-$4.80 per diluted share and full-year reported earnings from continuing operations to be in a range of $3.90-$4.00 per diluted share, despite expecting our full-year effective tax rate to be at the top end of the previously disclosed range. We are excited about our future."

Perrigo will host a conference call to discuss fiscal 2012 second quarter at 10:00 a.m. (ET) on Tuesday, February 7, 2012. The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737, and reference ID# 44258931. A taped replay of the call will be available beginning at approximately 2:00 p.m. (ET) Tuesday, February 7, 2012, until midnight Friday, February 24, 2012. To listen to the replay, call 855-859-2056, International 404-537-3406, access code 44258931.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products, and active pharmaceutical ingredients (API). The Company is the world's largest manufacturer of OTC pharmaceutical products and infant formulas, both for the store brand market. The Company's primary markets and locations of manufacturing and logistics operations are the United States, Israel, Mexico, the United Kingdom and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 25, 2011, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Second Quarter		Year-to-Date
	2012	2011	2012	2011

Net sales	$838,170	$717,515	$1,563,465	$1,358,837
Cost of sales	543,295	468,015	1,041,011	895,383
Gross profit	294,875	249,500	522,454	463,454

Operating expenses
Distribution	9,095	8,864	19,359	17,197
Research and development	31,148	24,604	50,786	42,331
Selling and administration	93,964	83,793	190,089	159,920
Total	134,207	117,261	260,234	219,448

Operating income	160,668	132,239	262,220	244,006
Interest, net	15,641	10,716	28,211	20,803
Other expense (income), net	752	(633)	981	(1,192)

Income from continuing operations before
income taxes	144,275	122,156	233,028	224,395
Income tax expense	44,536	32,377	62,831	60,938
Income from continuing operations	99,739	89,779	170,197	163,457
Income from discontinued operations,
net of tax	-	388	-	1,085
Net income	$99,739	$90,167	$170,197	$164,542

Earnings per share (1)
Basic
Continuing operations	$1.07	$0.97	$1.83	$1.78
Discontinued operations	-	0.00	-	0.01
Basic earnings per share	$1.07	$0.98	$1.83	$1.79
Diluted
Continuing operations	$1.06	$0.96	$1.81	$1.75
Discontinued operations	-	0.00	-	0.01
Diluted earnings per share	$1.06	$0.97	$1.81	$1.76

Weighted average shares outstanding
Basic	93,221	92,232	93,066	92,031
Diluted	94,043	93,363	93,983	93,280

Dividends declared per share	$0.0800	$0.0700	$0.1500	$0.1325

(1) The sum of individual per share amounts may not equal due to rounding.

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2011	June 25, 2011	December 25, 2010
Assets
Current assets
Cash and cash equivalents	$531,410	$310,104	$134,779
Accounts receivable, net	530,178	477,851	465,257
Inventories	580,668	505,576	483,787
Current deferred income taxes	47,216	30,474	28,979
Income taxes refundable	4,111	370	943
Prepaid expenses and other current assets	40,509	50,350	43,253
Current assets of discontinued operations	-	2,568	6,542
Total current assets	1,734,092	1,377,293	1,163,540

Property and equipment	1,066,307	1,005,798	929,232
Less accumulated depreciation	(515,600)	(498,490)	(469,068)
	550,707	507,308	460,164

Goodwill and other indefinite-lived intangible assets	808,531	644,902	639,581
Other intangible assets, net	752,595	567,573	578,766
Non-current deferred income taxes	12,330	10,531	13,314
Other non-current assets	84,299	81,614	79,655
	$3,942,554	$3,189,221	$2,935,020

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$324,349	$343,278	$289,844
Short-term debt	-	2,770	971
Payroll and related taxes	71,059	81,455	74,348
Accrued customer programs	116,888	91,374	90,366
Accrued liabilities	85,661	57,514	70,424
Accrued income taxes	28,684	10,551	32,992
Current portion of long-term debt	40,000	15,000	15,000
Current liabilities of discontinued operations	-	4,093	14,244
Total current liabilities	666,641	606,035	588,189

Non-current liabilities
Long-term debt, less current portion	1,452,546	875,000	875,000
Non-current deferred income taxes	9,163	10,601	16,652
Other non-current liabilities	183,393	166,598	147,139
Total non-current liabilities	1,645,102	1,052,199	1,038,791

Shareholders' equity
Controlling interest shareholders' equity:
Preferred stock, without par value, 10,000 shares authorized	-	-	-
Common stock, without par value, 200,000 shares authorized	486,665	467,661	440,208
Accumulated other comprehensive income	50,972	127,050	93,219
Retained earnings	1,090,509	934,333	772,713
	1,628,146	1,529,044	1,306,140
Noncontrolling interest	2,665	1,943	1,900
Total shareholders' equity	1,630,811	1,530,987	1,308,040
	$3,942,554	$3,189,221	$2,935,020

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$8,993	$7,837	$8,896
Working capital	$1,067,451	$772,783	$583,053
Preferred stock, shares issued and outstanding	-	-	-
Common stock, shares issued and outstanding	93,287	92,778	92,297

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year-To-Date
	2012	2011
Cash Flows (For) From Operating Activities
Net income	$170,197	$164,542
Adjustments to derive cash flows
Gain on sale of pipeline development projects	(3,500)	-
Depreciation and amortization	67,105	50,370
Share-based compensation	8,977	7,212
Income tax benefit from exercise of stock options	934	2,123
Excess tax benefit of stock transactions	(11,215)	(9,607)
Deferred income taxes (credit)	3,669	(59,379)
Subtotal	236,167	155,261

Changes in operating assets and liabilities, net of business acquisition
Accounts receivable	(10,657)	(103,947)
Inventories	(34,150)	(24,151)
Accounts payable	(14,319)	19,006
Payroll and related taxes	(12,012)	(6,100)
Accrued customer programs	(1,412)	30,495
Accrued liabilities	16,300	(14,010)
Accrued income taxes	46,409	51,225
Other	(6,204)	14,960
Subtotal	(16,045)	(32,522)
Net cash from operating activities	220,122	122,739

Cash Flows (For) From Investing Activities
Proceeds from sales of securities	-	560
Acquisitions of businesses, net of cash acquired	(547,052)	1,998
Proceeds from sale of intangible assets and pipeline
development projects	10,500	-
Acquisitions of assets	(750)	(4,000)
Additions to property and equipment	(55,659)	(30,555)
Net cash for investing activities	(592,961)	(31,997)

Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	(2,770)	(8,029)
Borrowings of long-term debt	1,087,546	150,000
Repayments of long-term debt	(485,000)	(195,000)
Deferred financing fees	(5,097)	(3,703)
Excess tax benefit of stock transactions	11,215	9,607
Issuance of common stock	7,699	5,267
Repurchase of common stock	(7,954)	(8,214)
Cash dividends	(14,021)	(12,268)
Net cash from (for) financing activities	591,618	(62,340)

Effect of exchange rate changes on cash	2,527	(3,388)
Net increase in cash and cash equivalents	221,306	25,014

Cash and cash equivalents, beginning of period	310,104	109,765
Cash and cash equivalents, end of period	$ 531,410	$ 134,779

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$22,861	$25,298
Interest received	$1,301	$2,266
Income taxes paid	$15,973	$55,264
Income taxes refunded	$802	$1,303
See accompanying notes to condensed consolidated financial statements.

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 838,170	$ -		$ 838,170	$ 717,515	$ -		$ 717,515	17%	17%
Cost of sales	543,295	12,931	(a)	530,364	468,015	7,394	(a)	460,621	16%	15%
Gross profit	294,875	12,931		307,806	249,500	7,394		256,894	18%	20%

Operating expenses
Distribution	9,095	-		9,095	8,864	-		8,864	3%	3%
Research and development	31,148	-		31,148	24,604	-		24,604	27%	27%
Selling and administration	93,964	5,428	(a,b)	88,536	83,793	5,296	(a,d)	78,497	12%	13%
Total	134,207	5,428		128,779	117,261	5,296		111,965

Operating income	160,668	18,359		179,027	132,239	12,690		144,929	21%	24%
Interest, net	15,641	-		15,641	10,716	-		10,716	46%	46%
Other expense (income), net	752	-		752	(633)	-		(633)	-	-
Income from continuing operations before income taxes	144,275	18,359		162,634	122,156	12,690		134,846	18%	21%
Income tax expense	44,536	5,667	(c)	50,203	32,377	4,087	(c)	36,464	38%	38%
Income from continuing operations	$ 99,739	$ 12,692		$ 112,431	$ 89,779	$ 8,603		$ 98,382	11%	14%

Diluted earnings per share from continuing operations	$ 1.06			$ 1.20	$ 0.96			$ 1.05	10%	14%

Diluted weighted average shares outstanding	94,043			94,043	93,363			93,363

Selected ratios as a percentage of net sales
Gross profit	35.2%			36.7%	34.8%			35.8%
Operating expenses	16.0%			15.4%	16.3%			15.6%
Operating income	19.2%			21.4%	18.4%			20.2%

	Six Months Ended
Consolidated	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 1,563,465	$ -		$ 1,563,465	$ 1,358,837	$ -		$ 1,358,837	15%	15%
Cost of sales	1,041,011	55,292	(a,e)	985,719	895,383	14,568	(a)	880,815	16%	12%
Gross profit	522,454	55,292		577,746	463,454	14,568		478,022	13%	21%

Operating expenses
Distribution	19,359	-		19,359	17,197	-		17,197	13%	13%
Research and development	50,786	(3,500)	(f)	54,286	42,331	-		42,331	20%	28%
Selling and administration	190,089	19,049	(a,g)	171,040	159,920	9,409	(a,d)	150,511	19%	14%
Total	260,234	15,549		244,685	219,448	9,409		210,039

Operating income	262,220	70,841		333,061	244,006	23,977		267,983	7%	24%
Interest, net	28,211	-		28,211	20,803	-		20,803	36%	36%
Other expense (income), net	981	-		981	(1,192)	-		(1,192)	-	-
Income from continuing operations before income taxes	233,028	70,841		303,869	224,395	23,977		248,372	4%	22%
Income tax expense	62,831	25,288	(c)	88,119	60,938	7,702	(c)	68,640	3%	28%
Income from continuing operations	$ 170,197	$ 45,553		$ 215,750	$ 163,457	$ 16,275		$ 179,732	4%	20%

Diluted earnings per share from continuing operations	$ 1.81			$ 2.30	$ 1.75			$ 1.93	3%	19%

Diluted weighted average shares outstanding	93,983			93,983	93,280			93,280

Selected ratios as a percentage of net sales
Gross profit	33.4%			37.0%	34.1%			35.2%
Operating expenses	16.6%			15.7%	16.1%			15.5%
Operating income	16.8%			21.3%	18.0%			19.7%

(a) Deal-related amortization
(b) Severance costs of $599
(c) Total tax effect for non-GAAP pre-tax adjustments
(d) Acquisition-related costs of $1,315
(e) Inventory step-up of $27,179
(f) Proceeds from sale of pipeline development projects
(g) Acquisition-related and severance costs of $9,381

Table II
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

Three Months Ended
Consumer Healthcare	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 471,277	$ -		$ 471,277	$ 429,996	$ -		$ 429,996	10%	10%
Cost of sales	325,442	1,006	(a)	324,436	292,782	694	(a)	292,088	11%	11%
Gross profit	145,835	1,006		146,841	137,214	694		137,908	6%	6%
Operating expenses	68,598	1,214	(a)	67,384	61,820	1,188	(a)	60,632	11%	11%
Operating income	$ 77,237	$ 2,220		$ 79,457	$ 75,394	$ 1,882		$ 77,276	2%	3%

Selected ratios as a percentage of net sales
Gross profit	30.9%			31.2%	31.9%			32.1%
Operating expenses	14.6%			14.3%	14.4%			14.1%
Operating income	16.4%			16.9%	17.5%			18.0%

Six Months Ended
Consumer Healthcare	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 882,958	$ -		$ 882,958	$ 826,100	$ -		$ 826,100	7%	7%
Cost of sales	610,549	2,028	(a)	608,521	563,294	1,496	(a)	561,798	8%	8%
Gross profit	272,409	2,028		274,437	262,806	1,496		264,302	4%	4%
Operating expenses	130,689	2,437	(a)	128,252	116,093	2,500	(a)	113,593	13%	13%
Operating income	141,720	4,465		146,185	146,713	3,996		150,709	-3%	-3%

Selected ratios as a percentage of net sales
Gross profit	30.9%			31.1%	31.8%			32.0%
Operating expenses	14.8%			14.5%	14.1%			13.8%
Operating income	16.1%			16.6%	17.8%			18.2%

Three Months Ended
Nutritionals	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 128,147	$ -		$ 128,147	$ 133,458	$ -		$ 133,458	-4%	-4%
Cost of sales	98,779	3,022	(a)	95,757	87,936	2,999	(a)	84,937	12%	13%
Gross profit	29,368	3,022		32,390	45,522	2,999		48,521	-35%	-33%
Operating expenses	22,873	3,615	(a)	19,258	25,359	2,793	(a)	22,566	-10%	-15%
Operating income	$ 6,495	$ 6,637		$ 13,132	$ 20,163	$ 5,792		$ 25,955	-68%	-49%

Selected ratios as a percentage of net sales
Gross profit	22.9%			25.3%	34.1%			36.4%
Operating expenses	17.8%			15.0%	19.0%			16.9%
Operating income	5.1%			10.2%	15.1%			19.4%

Six Months Ended
Nutritionals	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 248,008	$ -		$ 248,008	$ 256,142	$ -		$ 256,142	-3%	-3%
Cost of sales	188,017	8,871	(a)	179,146	172,230	5,999	(a)	166,231	9%	8%
Gross profit	59,991	8,871		68,862	83,912	5,999		89,911	-29%	-23%
Operating expenses	44,431	7,231	(a)	37,200	45,670	5,594	(a)	40,076	-3%	-7%
Operating income	$ 15,560	$ 16,102		$ 31,662	$ 38,242	$ 11,593		$ 49,835	-59%	-36%

Selected ratios as a percentage of net sales
Gross profit	24.2%			27.8%	32.8%			35.1%
Operating expenses	17.9%			15.0%	17.8%			15.6%
Operating income	6.3%			12.8%	14.9%			19.5%

Three Months Ended
Rx Pharmaceuticals	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 177,196	$ -		$ 177,196	$ 97,534	$ -		$ 97,534	82%	82%
Cost of sales	84,359	7,969	(a)	76,390	53,278	2,749	(a)	50,529	58%	51%
Gross profit	92,837	7,969		100,806	44,256	2,749		47,005	110%	114%
Operating expenses	20,382	599	(b)	19,783	11,061	-		11,061	84%	79%
Operating income	$ 72,455	$ 8,568		$ 81,023	$ 33,195	$ 2,749		$ 35,944	118%	125%

Selected ratios as a percentage of net sales
Gross profit	52.4%			56.9%	45.4%			48.2%
Operating expenses	11.5%			11.2%	11.3%			11.3%
Operating income	40.9%			45.7%	34.0%			36.9%

Six Months Ended
Rx Pharmaceuticals	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 304,823	$ -		$ 304,823	$ 166,867	$ -		$ 166,867	83%	83%
Cost of sales	169,150	42,501	(a,c)	126,649	94,839	5,208	(a)	89,631	78%	41%
Gross profit	135,673	42,501		178,174	72,028	5,208		77,236	88%	131%
Operating expenses	36,375	255	(d,e)	36,120	21,078	-		21,078	73%	71%
Operating income	$ 99,298	$ 42,756		$ 142,054	$ 50,950	$ 5,208		$ 56,158	95%	153%

Selected ratios as a percentage of net sales
Gross profit	44.5%			58.5%	43.2%			46.3%
Operating expenses	11.9%			11.8%	12.6%			12.6%
Operating income	32.6%			46.6%	30.5%			33.7%

(a) Deal-related amortization
(b) Severance costs of $599
(c) Inventory step-up of $27,179
(d) Proceeds of $3,500 from sale of pipeline development projects
(e) Severance costs of $3,755

Table II (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

Three Months Ended
API	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 42,752	$ -		$ 42,752	$ 40,333	$ -		$ 40,333	6%	6%
Cost of sales	22,336	496	(a)	21,840	22,780	516	(a)	22,264	-2%	-2%
Gross profit	20,416	496		20,912	17,553	516		18,069	16%	16%
Operating expenses	8,314	-		8,314	7,521	-		7,521	11%	11%
Operating income	$ 12,102	$ 496		$ 12,598	$ 10,032	$ 516		$ 10,548	21%	19%

Selected ratios as a percentage of net sales
Gross profit	47.8%			48.9%	43.5%			44.8%
Operating expenses	19.4%			19.4%	18.6%			18.6%
Operating income	28.3%			29.5%	24.9%			26.2%

Six Months Ended
API	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 90,396	$ -		$ 90,396	$ 77,694	$ -		$ 77,694	16%	16%
Cost of sales	48,127	1,017	(a)	47,110	43,360	1,008	(a)	42,352	11%	11%
Gross profit	42,269	1,017		43,286	34,334	1,008		35,342	23%	22%
Operating expenses	15,589	-		15,589	13,979	-		13,979	12%	12%
Operating income	$ 26,680	$ 1,017		$ 27,697	$ 20,355	$ 1,008		$ 21,363	31%	30%

Selected ratios as a percentage of net sales
Gross profit	46.8%			47.9%	44.2%			45.5%
Operating expenses	17.2%			17.2%	18.0%			18.0%
Operating income	29.5%			30.6%	26.2%			27.5%

Three Months Ended
Other	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 18,798	$ -		$ 18,798	$ 16,194	$ -		$ 16,194	16%	16%
Cost of sales	12,379	438	(a)	11,941	11,239	436	(a)	10,803	10%	11%
Gross profit	6,419	438		6,857	4,955	436		5,391	30%	27%
Operating expenses	5,315	-		5,315	4,963	-		4,963	7%	7%
Operating income (loss)	$ 1,104	$ 438		$ 1,542	$ (8)	$ 436		$ 428	- %	260%

Selected ratios as a percentage of net sales
Gross profit	34.1%			36.5%	30.6%			33.3%
Operating expenses	28.3%			28.3%	30.6%			30.6%
Operating income (loss)	5.9%			8.2%	(0.0)%			2.6%

Six Months Ended
Other	December 31, 2011				December 25, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 37,280	$ -		$ 37,280	$ 32,034	$ -		$ 32,034	16%	16%
Cost of sales	25,168	875	(a)	24,293	21,660	857	(a)	20,803	16%	17%
Gross profit	12,112	875		12,987	10,374	857		11,231	17%	16%
Operating expenses	10,562	-		10,562	9,577	-		9,577	10%	10%
Operating income	$ 1,550	$ 875		$ 2,425	$ 797	$ 857		$ 1,654	94%	47%

Selected ratios as a percentage of net sales
Gross profit	32.5%			34.8%	32.4%			35.1%
Operating expenses	28.3%			28.3%	29.9%			29.9%
Operating income	4.2%			6.5%	2.5%			5.2%

(a) Deal-related amortization
(b) Severance costs of $599
(c) Inventory step-up of $27,179
(d) Proceeds of $3,500 from sale of pipeline development projects
(e) Severance costs of $3,755

Full Year
Fiscal 2012 Guidance*
FY12 reported diluted EPS from continuing operations range	$3.90 - $4.00
Deal-related amortization (1,2)	0.53
Charge associated with inventory step-up (2)	0.18
Charges associated with acquisition-related and severance costs	0.06
Charges associated with restructuring	0.06
Earnings associated with sale of pipeline development projects	(0.03)
FY12 adjusted diluted EPS from continuing operations range	$4.70 - $4.80

Fiscal 2011*
FY11 reported diluted EPS from continuing operations	$3.64
Deal-related amortization (1)	0.34
Charges associated with acquisition-related costs	0.02
Charges associated with restructuring	0.01
FY11 adjusted diluted EPS from continuing operations	$4.01

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions
(2) Does not include any estimate related to the CanAm Care acquisition

*All information based on continuing operations.

Table IV
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three Months Ended		Change
Consolidated	December 31, 2011	December 31, 2010	$	%
Net sales, as reported	$ 838,170	$ 717,515	$ 120,655	17%
Less: Paddock acquisition	(68,552)	-	(68,552)	-
Net sales, organic	$ 769,618	$ 717,515	$ 52,103	7%

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com, Bradley Joseph, Senior Manager, Investor Relations and Communication, +1-269-686-3373, bradley.joseph@perrigo.com